Exhibit 5.1

MITCHELL SILBERBERG & KNUPP LLP

A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

Andrew E. Katz A Professional Corporation (310) 312-3738 Phone (310) 231-8408 Fax aek@msk.com

October 8, 2014

Via Edgar

Securities and Exchange

450 5th Street, N.W.

Judiciary Plaza

Washington, DC 20549

California Republic Funding, LLC

18400 Von Karman, Suite 1100

Irvine, CA 92612

Re:	California Republic Auto Receivables Trusts
Registration Statement on Form S-3

Ladies and Gentlemen:

We are counsel for California Republic Funding, LLC, a California limited liability company (the “Registrant”) in connection with the proposed offering of one or more series of Auto Receivables Backed Notes (the “Notes”) secured by the assets of one or more series of California Republic Auto Receivables Trusts (each a “Trust “) as identified in the above-referenced Registration Statement to be issued by one or more series of Trusts to be originated by the Registrant. The Notes will be obligations of a Trust secured by the assets of that Trust. The Notes will be issued pursuant to an indenture between the Trust and a Trustee qualified to act as such under the Trust Indenture Act (the “Indenture”). The Notes will be registered for sale pursuant to the accompanying Form S-3 Registration Statement.

In our capacity as counsel for the Registrant and for purposes of this opinion, we have made those examinations and investigations of the legal and factual matters we deemed advisable, and have examined the originals, or copies identified to our satisfaction as being true copies of the originals, of the certificates, documents, corporate records, and other instruments which we, in our judgment, have considered necessary or appropriate to enable us to render the opinion expressed below. We have relied, without independent investigation or confirmation, upon certificates provided by public officials and officers of the Registrant as to certain factual matters. In the course of our examinations and investigations, we have assumed the genuineness of all signatures on original documents, and the due execution and delivery of all documents requiring due execution and delivery for the effectiveness thereof.

11377 West Olympic Boulevard, Los Angeles, California    90064-1683

Phone: (310) 312-2000   Fax: (310) 312-3100   Website: WWW.MSK.COM

MITCHELL SILBERBERG & KNUPP LLP

October 8, 2014

Based upon and subject to the foregoing and in reliance thereon, and subject to the assumptions, exceptions and qualifications set forth herein, it is our opinion that:

The Notes, when executed and authenticated as specified in an Indenture and delivered to and paid for by the Underwriters as to that series of Notes pursuant to the underwriting agreement among the Underwriters, the Registrant and California Republic Bank, will constitute legal, valid and binding obligations of the issuing Trust, entitled to the benefits of the Indenture, and enforceable in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other laws, provisions or principles now or hereafter in effect affecting the enforcement of creditors’ rights generally and except that no opinion is expressed as to the availability of remedies of specific performance, injunction or other forms of equitable relief, all of which may be subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any such proceeding may be brought.

We are opining herein as to only the effect of the laws of the State of New York (to the extent it governs the Indenture) and the State of California, and the Delaware Limited Liability Company Act, and we express no opinion as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We consent to the filing of this opinion with, and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

Very truly yours,

/s/ MITCHELL SILBERBERG & KNUPP LLP

MITCHELL SILBERBERG & KNUPP LLP